                                                                    EXHIBIT 99.1

                            RIVERWOOD HOLDING, INC.

           RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO EBITDA

                           (IN THOUSANDS OF DOLLARS)

                                                COATED    CONTAINER-
                                                BOARD       BOARD      CORPORATE    TOTAL
                                               --------   ----------   ---------   --------
FIRST QUARTER 2001:
Income (Loss) from Operations................  $ 25,578    $ (3,476)   $(12,016)   $ 10,086
Add: Depreciation and amortization...........    33,700       3,968       3,600      41,268
  Other non-cash charges (A).................     3,995         102       2,733       6,830
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 63,273    $    594    $ (5,683)   $ 58,184
                                               ========    ========    ========    ========
SECOND QUARTER 2001:
Income (Loss) from Operations................  $ 41,832    $ (3,025)   $ (3,075)   $ 35,732
Add: Depreciation and amortization...........    27,578       3,408          35      31,021
  Dividends from equity investments..........        --          --         710         710
  Other non-cash charges (A).................     1,136         309       1,457       2,902
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 70,546    $    692    $   (873)   $ 70,365
                                               ========    ========    ========    ========
THIRD QUARTER 2001:
Income (Loss) from Operations................  $ 48,531    $ (3,970)   $ (5,132)   $ 39,429
Add: Depreciation and amortization...........    27,183       3,026       1,751      31,960
  Other non-cash charges (A).................      (243)       (203)      1,200         754
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 75,471    $ (1,147)   $ (2,181)   $ 72,143
                                               ========    ========    ========    ========
FOURTH QUARTER 2001:
Income (Loss) from Operations................  $ 23,867    $ (8,895)   $ (5,288)   $  9,684
Add: Depreciation and amortization...........    27,292       3,385       2,217      32,894
  Other non-cash charges (A).................    15,732       4,385         618      20,735
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 66,891    $ (1,125)   $ (2,453)   $ 63,313
                                               ========    ========    ========    ========
YEAR ENDED DECEMBER 31, 2001:
Income (Loss) from Operations................  $139,808    $(19,366)   $(25,511)   $ 94,931
Add: Depreciation and amortization...........   115,753      13,787       7,603     137,143
  Dividends from equity investments..........        --          --         710         710
  Other non-cash charges (A).................    20,620       4,593       6,008      31,221
                                               --------    --------    --------    --------
EBITDA (B)...................................  $276,181    $   (986)   $(11,190)   $264,005
                                               ========    ========    ========    ========

                            RIVERWOOD HOLDING, INC.

                           (IN THOUSANDS OF DOLLARS)

                                                COATED    CONTAINER-
                                                BOARD       BOARD      CORPORATE    TOTAL
                                               --------   ----------   ---------   --------
FIRST QUARTER 2000:
Income (Loss) from Operations................  $ 30,102    $    328    $ (6,334)   $ 24,096
Add: Depreciation and amortization...........    30,832       4,862       1,806      37,500
  Dividends from equity investments..........        --          --         590         590
  Other non-cash charges (A).................       768          92         990       1,850
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 61,702    $  5,282    $ (2,948)   $ 64,036
                                               ========    ========    ========    ========
SECOND QUARTER 2000:
Income (Loss) from Operations................  $ 47,237    $  1,551    $ (5,439)   $ 43,349
Add: Depreciation and amortization...........    32,124       3,614       1,889      37,627
  Dividends from equity investments..........        --          --       1,512       1,512
  Other non-cash charges (A).................       713         118       1,606       2,437
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 80,074    $  5,283    $   (432)   $ 84,925
                                               ========    ========    ========    ========
THIRD QUARTER 2000:
Income (Loss) from Operations................  $ 41,584    $  1,495    $ (5,536)   $ 37,543
Add: Depreciation and amortization...........    32,041       3,979       1,898      37,918
  Dividends from equity investments..........        --          --         696         696
  Other non-cash charges (A).................     2,993         516         910       4,419
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 76,618    $  5,990    $ (2,032)   $ 80,576
                                               ========    ========    ========    ========
FOURTH QUARTER 2000:
Income (Loss) from Operations................  $ 42,449    $  1,809    $ 71,243    $115,501
Add: Depreciation and amortization...........    28,896       4,797      (3,197)     30,496
  Dividends from equity investments..........        --          --       2,285       2,285
  Other non-cash charges (A).................    (3,700)     (2,643)    (71,442)    (77,785)
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 67,645    $  3,963    $ (1,111)   $ 70,497
                                               ========    ========    ========    ========
YEAR ENDED DECEMBER 31, 2000:
Income (Loss) from Operations................  $161,372    $  5,183    $ 53,934    $220,489
Add: Depreciation and amortization...........   123,893      17,252       2,396     143,541
  Dividends from equity investments..........        --          --       5,083       5,083
  Other non-cash charges (A).................       774      (1,917)    (67,936)    (69,079)
                                               --------    --------    --------    --------
EBITDA (B)...................................  $286,039    $ 20,518    $ (6,523)   $300,034
                                               ========    ========    ========    ========

                            RIVERWOOD HOLDING, INC.

                           (IN THOUSANDS OF DOLLARS)

                                                COATED    CONTAINER-
                                                BOARD       BOARD      CORPORATE    TOTAL
                                               --------   ----------   ---------   --------
FIRST QUARTER 1999:
Income (Loss) from Operations................  $ 29,769    $ (7,448)   $ (3,450)   $ 18,871
Add: Depreciation and amortization...........    30,197       4,915         139      35,251
  Other non-cash charges (A).................      (173)        103       1,637       1,567
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 59,793    $ (2,430)   $ (1,674)   $ 55,689
                                               ========    ========    ========    ========
SECOND QUARTER 1999:
Income (Loss) from Operations................  $ 43,537    $ (3,886)   $ (4,397)   $ 35,254
Add: Depreciation and amortization...........    30,910       3,467       1,051      35,428
  Dividends from equity investments..........        --          --         885         885
  Other non-cash charges (A).................     1,025         103         820       1,948
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 75,472    $   (316)   $ (1,641)   $ 73,515
                                               ========    ========    ========    ========
THIRD QUARTER 1999:
Income (Loss) from Operations................  $ 36,977    $ (1,009)   $ (4,235)   $ 31,733
Add: Depreciation and amortization...........    30,907       4,336       1,050      36,293
  Dividends from equity investments..........        --          --       1,873       1,873
  Other non-cash charges (A).................      (836)         98       1,436         698
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 67,048    $  3,425    $    124    $ 70,597
                                               ========    ========    ========    ========
FOURTH QUARTER 1999:
Income (Loss) from Operations................  $ 41,170    $  2,108    $ (8,673)   $ 34,605
Add: Depreciation and amortization...........    28,977       5,350       1,298      35,625
  Dividends from equity investments..........       800          --         957       1,757
  Other non-cash charges (A).................    (3,751)     (1,137)      6,575       1,687
                                               --------    --------    --------    --------
EBITDA (B)...................................  $ 67,196    $  6,321    $    157    $ 73,674
                                               ========    ========    ========    ========
YEAR ENDED DECEMBER 31, 1999:
Income (Loss) from Operations................  $151,453    $(10,235)   $(20,755)   $120,463
Add: Depreciation and amortization...........   120,991      18,068       3,538     142,597
  Dividends from equity investments..........       800          --       3,715       4,515
  Other non-cash charges (A).................    (3,735)       (833)     10,468       5,900
                                               --------    --------    --------    --------
EBITDA (B)...................................  $269,509    $  7,000    $ (3,034)   $273,475
                                               ========    ========    ========    ========

---------------

Notes:

(A) Other non-cash charges include non-cash charges for LIFO accounting, pension, postretirement and postemployment benefits, and premiums on hedging contracts deducted in determining net income.

(B) EBITDA is defined as consolidated net income (exclusive of non-cash charges resulting from purchase accounting during the periods subsequent to the Merger) before consolidated interest expense, consolidated income taxes, consolidated depreciation and amortization, and other non-cash charges deducted in determining consolidated net income, extraordinary items and the cumulative effect of accounting changes and earnings of, but including dividends from, non-controlled affiliates. The Company believes that EDITDA provides useful information regarding the Company's debt service ability, but should not be considered in isolation or as a substitute for the Condensed Consolidated Statements of Operations or cash flow data. The Company's Credit Agreement definition of EBITDA may not be comparable to other companies' definitions of EBITDA as it is calculated based on the definition of EBITDA as defined in the 2001 Senior Secured Credit Agreement.